UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida		33610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2023 (the “Effective Date”), Marpai, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“ThinkEquity”), as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to the public offering (the “Offering”) of 7,400,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $1.00 per Share (the “Offering Price”). In connection with the Offering, the Company also agreed to issue ThinkEquity, or its designees, warrants (the “Representative’s Warrants”) to purchase up to 370,000 shares of Common Stock (equal to five percent (5%) of the number of Shares sold to the public) at an exercise price of $1.25 (equal to 125% of the Offering Price”).

The Company expects to close the Offering on April 19, 2023 and issue the Shares for aggregate net proceeds of approximately $6.5 million to the Company from the sale of the Shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company also issued warrants to purchase up to 370,000 shares of Common Stock to ThinkEquity and its designees. The Company intends to use the net proceeds from the Offering for the repayment of debt relating to the Company’s acquisition of Maestro Health (in an amount equal to not less than 35% of the funds raised in the offering) and the remainder for general corporate purposes.

The Securities were offered, issued and sold to the public pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-269326) previously filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2023 and declared effective by the Commission on January 30, 2023 and related prospectus supplements dated April 17, 2023.

Pursuant to the Underwriting Agreement, subject to certain exceptions, we and our officers, directors and certain 5% stockholders have agreed not to sell or otherwise dispose of any of the Company’s securities held by them for a period ending three (3) months after the Effective Date without first obtaining the written consent of ThinkEquity.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The description of the terms and conditions of the Underwriting Agreement and Representative’s Warrants set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement and the form of Representative’s Warrant, which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively.

The legal opinion of Sullivan & Worcester LLP relating to the legality of the issuance and sale of the Securities is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

On April 14, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On April 17, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 17, 2023, by and between Marpai, Inc. and ThinkEquity LLC
4.1	Form of Representative Warrant (included as Exhibit A to Exhibit 1.1)
5.1	Legal Opinion of Sullivan & Worcester LLP
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)
99.1	Press release dated April 14, 2023
99.2	Press release dated April 17, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	April 19, 2023	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez Title: Chief Executive Officer